UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2019

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

784 Memorial Drive, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

1100 Massachusetts Avenue Lease

On April 5, 2019, Infinity Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Sun Life Assurance Company of Canada (the “Landlord”), effective April 3, 2019 (the “Commencement Date”), for the lease of office space at 1100 Massachusetts Avenue, Cambridge, Massachusetts (the “Leased Premises”). The term of the Lease commences on the Commencement Date and expires on August 1, 2024 (the “Expiration Date”), approximately five years after the Commencement Date. Pursuant to the Lease, on the Commencement Date the Company has agreed to lease approximately 10,097 square feet of the Leased Premises.

Beginning August 1, 2019 (the “Rent Commencement Date”), the total base rent of the Lease will be $47,960.75 per month and will increase by approximately three percent on each anniversary of the Rent Commencement Date until the Expiration Date. In addition to the base rent, the Company is also responsible for its share of the operating expenses, insurance, real estate taxes and certain capital costs, and is responsible for utilities in its premises, all in accordance with the terms of the Lease. Pursuant to the terms of the Lease, the Company is required to provide a security deposit in the form of a letter of credit in the initial amount $300,000, which may be reduced to $150,000 over time in accordance with the terms of the Lease. The Landlord has agreed to contribute up to $555,335 to fund certain improvements to be made by the Company to the Leased Premises.

Subject to certain conditions specified in the Lease, the Company has the right to extend the term of the Lease for two years, provided that the Company provides notice to the Landlord not earlier than 12 months, nor later than 9 months, prior to expiration of the Lease. The base rent for the extension term shall be equal to the greater of the base rent in effect for the last year of the initial lease term or a fair market base rent determined according to the terms of the Lease.

The Lease contains customary provisions allowing the Landlord to, among other things, accelerate payments under the Lease or terminate the Lease in its entirety if the Company fails to remedy a default of any of its obligations under the Lease within specified time periods or upon bankruptcy or insolvency of the Company.

The foregoing description of the Lease is qualified in its entirety by reference to the complete text of the Lease, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2019.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: April 8, 2019	By:	/s/ Seth A. Tasker
Seth A. Tasker VP & General Counsel